Exhibit 99.1

Disc Medicine Announces Underwritten Offering

of Common Stock

WATERTOWN, Mass. (June 14, 2024) – Disc Medicine, Inc. (NASDAQ: IRON) (Disc), a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of novel treatments for patients suffering from serious hematologic diseases, today announced the pricing of an underwritten offering of 4,944,000 shares of its common stock at a price of $36.00 per share. The aggregate gross proceeds to Disc from this offering are expected to be approximately $178.0 million, before deducting underwriting discounts and commissions and other offering expenses. All of the securities being sold in the offering are being offered by Disc. The offering is expected to close on June 17, 2024, subject to the satisfaction of customary closing conditions.

The financing was led by Frazier Life Sciences and Logos Capital and includes participation from new and existing institutional investors, including Access Biotechnology, Adage Capital Partners LP, Atlas Venture, Janus Henderson Investors, OrbiMed, Paradigm BioCapital, TCGX, Wellington Management, a leading mutual fund, and others.

Disc intends to use the net proceeds from the offering to fund research and clinical development of its current or additional product candidates, as well as for working capital and other general corporate purposes.

Leerink Partners is acting as sole bookrunning manager for the offering.

The securities described above are being offered by Disc pursuant to a shelf registration statement on Form S-3 (No. 333-275652) that was declared effective by the Securities and Exchange Commission (SEC) on November 29, 2023. This offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to this offering may also be obtained, when available, by contacting: Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, (800) 808-7525 ext. 6105 or by email at syndicate@leerink.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Disc Medicine

Disc Medicine (NASDAQ: IRON) is a clinical-stage biopharmaceutical company committed to discovering, developing, and commercializing novel treatments for patients who suffer from serious hematologic diseases. We are building a portfolio of innovative, potentially first-in-class therapeutic candidates that aim to address a wide spectrum of hematologic diseases by targeting fundamental biological pathways of red blood cell biology, specifically heme biosynthesis and iron homeostasis.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements related to Disc’s expectations regarding the timing and closing of the offering, and the anticipated use of proceeds from the offering. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release. These risks and uncertainties include fluctuations in Disc’s stock price, changes in market conditions, the satisfaction of customary closing conditions related to the underwritten offering, and other risks identified in our SEC filings, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and in the prospectus supplement related to the offering we will file with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Media Contact

Peg Rusconi

Verge Scientific Communications

prusconi@vergescientific.com

Investor Relations Contact

Christina Tartaglia

Stern Investor Relations

christina.tartaglia@sternir.com